UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 21, 2010

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2010, WPCS International Incorporated (the “Company”) and its United States based subsidiaries entered into a forbearance agreement (the “Forbearance Agreement”) with Bank of America, N.A. (“BOA”) pursuant to which BOA agreed to not exercise its rights or remedies against the Company as a result of certain events of default pursuant to the loan and security agreements (collectively, the “Loan Documents”), as amended, previously entered into between the Company and BOA.  Pursuant to the Forbearance Agreement, BOA agreed to forbear as a result of existing events of default under the Loan Documents until the earlier of (a) February 28, 2011 or (b) an event of termination under the Forbearance Agreement.  Pursuant to the Forbearance Agreement, the Company and BOA agreed that:

1.	The Company will make monthly payments of all accrued interest;
2.
During the term of the Forbearance Agreement, available funds pursuant to the Loan Documents will be limited to the lesser of (a) $7,600,000 or (b) the aggregate sum of (i) 70% of eligible accounts receivable (as defined in the Forbearance Agreement) which are not more than 90 days past original invoice date, plus (ii) 30% percent of eligible inventory (as defined in the Forbearance Agreement);

3.	Effective January 3, 2011, the per annum interest rate for borrowings pursuant to the Loan Documents will equal BOA’s prime rate plus 200 basis points;
4.	The Company will retain a management consultant during the term of the Forbearance Agreement;
5.	By January 15, 2011, the Company shall prepare and submit to BOA a budget on a month by month basis, for the period through April 30, 2011; and
6.	The Company will pay a forbearance fee of $35,000 and reimburse BOA for costs and expenses incurred as a result of the Forbearance Agreement.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 21, 2010, the Company held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved two proposals. The proposals are described in detail in its proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on November 10, 2010.

Proposal 1

The Company’s stockholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew Hidalgo	2,078,577	1,790,050	2,196,052
Michael Doyle	2,080,527	1,788,100	2,196,052
Norm Dumbroff	2,080,527	1,788,100	2,196,052
Neil Hebenton	2,076,027	1,792,600	2,196,052
William Whitehead	2,080,527	1,788,100	2,196,052

Proposal 2

The Company’s stockholders ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011, as set forth below:

Votes For	Votes Against	Abstentions
5,212,114	646,948	205,617

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Forbearance Agreement, dated as of December 22, 2010, by and among Bank of America, N.A., WPCS International Incorporated, WPCS International – Sarasota, Inc., WPCS International – St. Louis, Inc., WPCS International – Lakewood, Inc., WPCS International – Suisun City, Inc., WPCS International – Hartford, Inc., WPCS International - Seattle, Inc., WPCS International – Trenton, Inc., and WPCS International – Portland, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 23, 2010	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer